Exhibit 3.6

AMENDED CODE OF REGULATIONS

OF

SCRIPPS NETWORKS INTERACTIVE, INC.

(the “Corporation”)

DATED: March 6, 2018

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TABLE OF CONTENTS

(Continued)

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AMENDED CODE OF REGULATIONS

(this “Code”)

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1. Time and Place of Meetings. All meetings of the shareholders of the Corporation (the “Shareholders”) for the election of directors to serve as members of the board of directors of the Corporation (the “Board”) or for any other purpose (a “Shareholder Meeting”) shall be held at such time and place, within or without the State of Ohio, as may be designated by the Board, or by the Chairman of the Board, the President of the Corporation (the “President”) or the Secretary of the Corporation (the “Secretary”) in the absence of a designation by the Board, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting. An annual Shareholder Meeting shall be held at such date and time as shall be designated from time to time by the Board, at which meeting the Shareholders shall elect by a plurality vote the directors to succeed those whose terms expire and shall transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Special Shareholder Meetings, for any purpose or purposes, unless otherwise prescribed by law or by the Articles of Incorporation of the Corporation (the “Articles”), may be called by the Board, the Chairman of the Board, the President or persons who hold twenty-five per cent of all shares outstanding and entitled to vote at the meeting.

Section 4. Notice of Meetings. Written notice of every Shareholder Meeting, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than seven nor more than 60 days before the date of the meeting to each Shareholder entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 5. Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all Shareholder Meetings for the transaction of business except as otherwise provided by law or by the Articles. If, however, such quorum shall not be present or represented at any Shareholder Meeting, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Section 6. Voting. Except as otherwise provided by law or by the Articles, each Shareholder shall be entitled at every Shareholder Meeting to one vote for each share having voting power standing in the name of such Shareholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary. A Shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. The vote upon any question brought before a Shareholder Meeting may be by voice vote, unless the holders of a majority of the outstanding shares of all classes entitled to vote thereon present in person or by proxy at such meeting shall so determine. When a quorum is present at any meeting, the vote of the holders of a majority of the shares that have voting power present in person or represented by proxy shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Articles or this Code, a different vote is required, in which case such express provision shall govern and control the decision of such question.

ARTICLE II

DIRECTORS

Section 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles directed or required to be exercised or done by the Shareholders.

Section 2. Number and Term of Office. The Board shall consist of one or more directors and shall be fixed by resolution of the Board or by the Shareholders at the annual meeting or a special meeting. The directors shall be elected at the annual Shareholder Meeting, except as provided in Article II, Section 3, and each director elected shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal, in each case except as required by law. The Board may, at its discretion, elect a Chairman of the Board from the directors currently in office by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the Chairman of the Board so elected shall hold office until the next annual Shareholder Meeting and until his/her successor is elected and qualified, except as required by law. Any decrease in the authorized number of directors shall not be effective until the expiration of the term of the directors then in office, unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by such decrease.

Section 3. Vacancies and New Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors which occur between annual Shareholder Meetings may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so elected shall hold office until the next annual Shareholder Meeting and until their successors are elected and qualified, except as required by law.

Section 4. Regular Meetings. Regular meetings of the Board may be held without notice immediately after the annual Shareholder Meeting and at such other time and place as shall from time to time be determined by the Board.

Section 5. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or the President on one day’s written notice to each director by whom such notice is not waived, given either personally or by mail or electronic transmission, and shall be called by the President or the Secretary in like manner and on like notice on the written request of any two directors.

Section 6. Quorum. At all meetings of the Board, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Written Action. Any action required or permitted to be taken at any meeting of the Board or of any committee designated by the Board (a “Committee”) may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes or proceedings of the Board or Committee.

Section 8. Participation in Meetings by Conference Telephone. Members of the Board, or any Committee, may participate in a meeting of the Board, or any such Committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 9. Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more Committees, each Committee to consist of one or more of the directors and each to have such lawfully delegable powers and duties as the Board may confer. Each such Committee shall serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Except as otherwise provided by law, any such Committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Unless otherwise prescribed by the Board, a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such Committee. Each Committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and shall keep a written record of all actions taken by it.

Section 10. Compensation. The Board may establish such compensation for, and reimbursement of the expenses of, directors for attendance at meetings of the Board or Committees, or for other services by directors to the Corporation, as the Board may determine.

Section 11. Rules. The Board may adopt such special rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper, not inconsistent with law or this code of regulations.

ARTICLE III

NOTICES

Section 1. Generally. Whenever by law or under the provisions of the Articles or this Code, notice is required to be given to any director or Shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or Shareholder, at such director’s or Shareholder’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile, by telephone or by a form of electronic transmission consented to by the Shareholder or director to whom the notice is given.

Section 2. Waivers. Whenever any notice is required to be given by law or under the provisions of the Articles or this Code, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, in each case whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE IV

OFFICERS

Section 1. Generally. The officers of the Corporation (the “Officers”) shall be elected by the Board and shall consist of the President, the Secretary and a treasurer of the Corporation (the “Treasurer”), and the Board may also elect individuals to such other offices as the Board deems desirable, including, without limitation, at the discretion of the Board, the election of a chief executive officer, a chief financial officer, a chief operating officer, one or more vice presidents, an assistant secretary and an assistant treasurer. Any number of offices may be held by the same person.

Section 2. Compensation. The compensation of all Officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board. The Board may delegate the power to fix the compensation of other officers and agents of the Corporation to an officer of the Corporation.

Section 3. Succession. The Officers shall hold office until their successors are elected and qualified or until such Officer’s earlier resignation or removal. Any Officer may be removed at any time by the affirmative vote of a majority of the directors. Any vacancy occurring in any office of the Corporation may be filled by the Board.

Section 4. Authority and Duties. Each of the Officers shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board in a resolution which is not inconsistent with this Code.

Section 5. Execution of Documents and Action with Respect to Securities of Other Corporations. The President shall have and is hereby given, full power and authority, except as otherwise required by law or directed by the Board, (a) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, and (b) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders, members, partners or other equity holders (or with respect to any action of such shareholders, members, partners or other equity holders) of any other corporation, limited liability company, partnership or other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities. In addition, the President may delegate to other Officers, employees and agents of the Corporation the power and authority to take any action which the President is authorized to take under this Article IV, Section 5, with such limitations as the President may specify; such authority so delegated by the President shall not be re-delegated by the person to whom such execution authority has been delegated.

ARTICLE V

SHARES

Section 1. Certificates. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and such certificate shall exhibit the holder’s name and the number of shares and shall be signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a vice-president and by the Secretary, an assistant secretary, the Treasurer, or an assistant treasurer of the Corporation. Any or all of the signatures upon such certificates may be facsimiles, engraved or printed.

Section 2. Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of shares to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates the Secretary may require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

Section 3. Record Date. In order that the Corporation is able to determine the Shareholders entitled to notice of or to vote at any Shareholder Meeting or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the Board, the record date for determining Shareholders entitled to notice of or to vote at a Shareholder Meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Shareholders of record entitled to notice of or to vote at a Shareholder Meeting shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(a) In order that the Corporation may determine the Shareholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining Shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Ohio, its principal place of business, or an Officer or agent of the Corporation having custody of the book in which proceedings of Shareholder Meetings are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by law, the record date for determining Shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(b) In order that the Corporation may determine the Shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Shareholders entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by the Board.

Section 2. Corporate Seal. The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3. Reliance upon Books, Reports and Records. Each director, each member of a Committee and each Officer will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Officers, Committees, or employees of the Corporation, or by any other person as to matters the director, Committee member or Officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Time Periods. In applying any provision of this Code which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 5. Dividends. The Board may from time to time declare and the Corporation may pay dividends upon its outstanding capital shares, in the manner and upon the terms and conditions provided by law and the Articles.

ARTICLE VII

AMENDMENTS

Section 1. Amendments. This Code may be altered, amended or repealed, or a new code of regulations may be adopted, by the Shareholders or by the Board.